UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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Preliminary Proxy Statement
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Definitive Proxy Statement
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Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	Contact:
Joselyn Fine, Manager, Investor Relations
(617) 796-8253
www.rmrfunds.com

RMR Real Estate Income Fund Announces Filing of Definitive Special Meeting

Proxy Statement

Special Meeting of Shareholders to be held on April 16, 2020 at 9:30 a.m.

The Independent Trustees and the Board Recommend Shareholders Vote “FOR” the Business Change Proposal, as Best Means to Improve Long Term Shareholder Value

Newton, MA (February 24, 2020):  RMR Real Estate Income Fund (NYSE American: RIF) today announced the filing of a definitive  proxy statement with the Securities and Exchange Commission (the “SEC”) to hold a Special Meeting of Shareholders to change RIF’s business from investing in equity securities of real estate companies to originating and investing in mortgage loans secured by middle market and transitional commercial real estate, and to amend RIF’s fundamental investment policies and restrictions to permit RIF to pursue its new business (the “Business Change Proposal”).  The implementation of the Business Change Proposal would result in RIF becoming a commercial mortgage REIT.  The Special Meeting of Shareholders will be held on April 16, 2020 at 9:30 a.m.

RIF’s Independent Trustees and the Board of Trustees believes this Business Change Proposal is the best path for RIF to increase shareholder value because it has the potential to meaningfully increase the distributions paid to shareholders in the future as well as the price at which RIF’s common shares trade relative to net asset value (NAV).

RIF shareholders are urged to vote FOR the Business Change Proposal to convert RIF to a commercial mortgage REIT.

For more details on the implications of the Business Change Proposal, please review the definitive proxy on file with the SEC.

Proxy Statement and Special Meeting of Shareholders

A copy of the Company’s definitive proxy statement is available free of charge on the SEC’s website at www.sec.gov.   Shareholders should read the definitive proxy statement carefully because it contains important information. Shareholders should make no decision about the proposal until reviewing the definitive proxy statement sent to them.

RIF and its trustees and officers, RMR Advisors LLC and its affiliates’ respective members, trustees, directors, shareholders, officers and employees, Morrow Sodali LLC and other persons may be deemed to be participants in the solicitation of proxies with respect to the Business Change Proposal.  Shareholders may obtain more detailed information regarding the direct and indirect interests of the foregoing persons by reading the definitive proxy statement filed with the SEC regarding the Business Change Proposal.

RIF is a closed end investment company advised by RMR Advisors LLC. RMR Advisors LLC is a wholly owned subsidiary of The RMR Group LLC, an alternative asset management company. The RMR Group LLC is the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). The RMR Group Inc. is headquartered in Newton, MA.

WARNINGS REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements are based upon RIF’s present intent, beliefs and expectations, but forward-looking statements are not guaranteed to occur and may not occur for numerous reasons, some of which are beyond RIF’s control.  For example:

•                  The press release describes the potential benefits of RIF’s Business Change Proposal.  If RIF is unsuccessful in implementing the Business Change Proposal, these potential benefits may never be realized.  If these potential benefits are not realized, RIF may be unable to maintain, return to or exceed its current distribution rate on its common shares and RIF’s common shares may not trade at or near net asset value, or NAV.  Even if RIF successfully completes the Business Change Proposal, RIF’s portfolio of commercial mortgage loans may underperform expectations for a variety of reasons which could lead to losses for shareholders.

•                  RIF must obtain a deregistration order under the Investment Company Act of 1940 from the SEC in order to fully implement the Business Change Proposal in the manner contemplated by RIF’s Independent Trustees and the Board of Trustees. The timing for receiving a deregistration order cannot be predicted with certainty. Any delay in receiving the deregistration order beyond the implementation period anticipated by RIF’s Board of Trustees may delay RIF’s ability to operate like a typical REIT not subject to the Investment Company Act of 1940 and would delay RIF’s ability to realize any anticipated benefits from becoming a commercial mortgage REIT.

•                  The press release describes an anticipated increase in RIF’s distribution rate after the full implementation of the Business Change Proposal. This benefit may not be realized if RIF is unsuccessful in implementing the Business Change Proposal.  This could occur due to, for example, lower income streams from loans than anticipated and higher than anticipated expenses.  Moreover, it is likely that, although RIF anticipates seeking to maintain a quarterly distribution on its common shares as high as reasonably practicable, RIF’s distribution rate on its common shares will decrease during the implementation period for the Business Change Proposal if it is approved by shareholders because RIF expects its cash flow from earnings and the status and availability of capital gains it realizes from its portfolio to decline during its transition to a commercial mortgage REIT.  This decline could result from the rotation out of existing investments, the need to establish income streams from commercial mortgage originations, the potential for holding assets in temporary investments with lower yields such as agency whole pool certificates and the availability or unavailability of realized capital gains to distribute, among other potential variables.

•                  The Business Change Proposal is subject to approval by RIF’s shareholders.  RIF’s shareholders may choose not to approve the Business Change Proposal, and if RIF’s shareholders do not approve the Business Change Proposal then RIF will not realize any of the anticipated benefits of the Business Change Proposal.

For these and other reasons, investors should not place undue reliance upon forward-looking statements. Except as required by law, RIF does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

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